News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLC Vision Corporation To Present
At Cowen and Company Health Care Conference

ST. LOUIS, MO, March 6, 2008: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced that executive management will present at an upcoming investor conference in March:

•	On Tuesday, March 18, 2008, the Company will present at the Cowen and Company 28th Annual Health Care Conference at The Boston Marriott Copley Place Hotel. The presentation is scheduled for 8:45 a.m. Eastern Daylight Time.

The presentation will be webcast and accessible from the Webcasts link available on the Investor Relations page of the Company’s website www.tlcv.com.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.lasik.com. More information about TLCVision can be found on the website at www.tlcv.com.